
						       Exhibit 21

	     List of Subsidiaries of the Registrant



                          				      State or
                             				   Jurisdiction of
   	  Name of Subsidiary            Incorporation     d/b/a
	    ------------------             ---------------   -----
     Home Depot International, Inc. Delaware

     Home Depot U.S.A., Inc.        Delaware         The Home Depot

     Homer III, Inc.                Delaware

Certain subsidiaries were omitted pursuant to Item 601(21)(ii) of Regulation S-K of the Securities Exchange Act of 1934.